Exhibit 4.6
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 29, 2022, among VICI Properties L.P., a Delaware limited liability partnership (the “Company”), VICI Note Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), and UMB Bank, National Association, as Trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2020, as amended from time to time, providing for the issuance of 3.500% Senior Notes due 2025 (the “Notes”);
WHEREAS, Section 9.01 of the Indenture provides that the Issuers and the Trustee may amend or supplement the Indenture without the consent of any Holder to, among other things, (i) secure the Notes and (ii) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder;
WHEREAS, the Issuers desire to amend the Indenture as set forth in Section 4 hereof to secure all Obligations with respect to the Notes with a pledge of all of the limited partnership interests of the Company directly owned by VICI Properties OP LLC; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects and, pursuant to Section 9.01 of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms.
(a)Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(b)For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below:
“Credit Agreement” means that certain Credit Agreement, dated as of February 8, 2022, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, including any related notes, guarantees and collateral documents, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“MGM Tax Protection Agreement” means that certain tax matters agreement, dated as of April 29, 2022, among VICI Properties OP LLC, VICI Properties Inc. and the Initial Protected Parties (as defined therein).
“Notes Secured Parties” has the meaning set forth in the Pledge Agreement.
“Pledge Agreement” means that certain Pledge Agreement, dated as of April 29, 2022, by VICI Properties OP LLC, a Delaware limited liability company, as pledgor, in favor of the Trustee, for itself and the Notes Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Pledged Interests” has the meaning set forth in the Pledge Agreement.
2.Relationship with Indenture. The terms and provisions contained in this Supplemental Indenture will constitute, and are hereby expressly made, a part of the Indenture, and the Issuers and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event that any provision of this Supplemental Indenture expressly limits, qualifies or conflicts with a provision of the Indenture, such provision of this Supplemental Indenture shall control.
3.Effectiveness; Conditions Precedent. The Issuers represent and warrant that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Article 9 of the Indenture) have been satisfied in all respects. Pursuant to Section 9.01 of the Indenture, the Issuers have provided to the Trustee a Board Resolution authorizing the execution of this Supplemental Indenture, an Officer’s Certificate and an Opinion of Counsel and have requested that the Trustee join with the Issuers in the execution of this Supplemental Indenture. The Issuers and the Trustee are on this date executing this Supplemental Indenture, which will become effective and operative on the date hereof.
4.Indenture Amendments. Pursuant to Section 9.01 of the Indenture, the Indenture and the Notes are hereby amended by adding the following Article 13:
ARTICLE 13
EQUITY PLEDGE
Section 13.01Grant of Security Interest.
The Obligations with respect to the Notes will be secured as provided in the Pledge Agreement. Each Holder of a Note, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to perform its obligations and exercise its rights thereunder in accordance therewith. Whether or not expressly provided in the Pledge Agreement, in acting thereunder, the Trustee shall be entitled to all of the rights, privileges, immunities and indemnities set forth in this Indenture.
Section 13.02Termination of Security Interest.
Pursuant to the Pledge Agreement, the security interest in the Pledged Interests shall automatically terminate with respect to the Notes (i) upon payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations under this Indenture that are due and payable at or prior to the time such principal, premium, if any, and interest, are paid; (ii) upon Legal Defeasance or Covenant Defeasance pursuant to the provisions set forth in Article 8 hereof or discharge of this Indenture in accordance with the provisions set forth in Article 11 hereof; provided that the funds deposited with the Trustee, in trust, for the benefit of the Holders as required by Articles 8 and 11 hereof shall not be released other than in accordance with such provisions; or (iii) at the option of VICI Properties OP LLC, six months following the termination of the MGM Tax Protection Agreement; provided that, in the case of this clause (iii), the security interest in the Pledged Interests has been released or will be simultaneously released under the Credit Agreement and any other outstanding Capital Markets Indebtedness of the Company. Upon receipt of an Officer’s Certificate from the Company certifying the satisfaction of the foregoing conditions, the Trustee shall, at the sole expense of the Issuers, execute, deliver or acknowledge (with such notarizations as are required) any necessary or proper instruments of termination, satisfaction or release to evidence the termination of the security interest in the Pledged Interests permitted to be terminated pursuant to the Pledge Agreement. The Trustee shall not be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in the Pledge Agreement to the contrary, the Trustee shall not be under any obligation to release any such security interest, or execute and deliver any such instrument of termination, satisfaction or release, unless and until it receives such Officer’s Certificate.
Section 13.03Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.
Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, without the consent of the Holders, and at the Issuers’ sole expense, take all actions it deems necessary or appropriate in order to enforce any of the terms of the Pledge Agreement. The Trustee will have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the security interest in the Pledged Interests by any acts that may be unlawful or in violation of this Indenture or the Pledge Agreement, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Pledged Interests (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest in the Pledged Interests or be prejudicial to the interests of the Holders or of the Trustee).
Section 13.04No Representations; Further Assurances.
Neither the Trustee nor any of its officers, directors, employees, attorneys or agents makes any representations as to, and shall not be responsible or liable for the existence, genuineness, value, protection or condition of, any of the Pledged Interests or as to the security afforded or intended to be afforded thereby, hereby or by the Pledge Agreement, or for the legality, sufficiency, effectiveness, validity, perfection, priority or enforceability of the security interests in any of the Pledged Interests created or intended to be created by the Pledge Agreement, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder or under the Pledge Agreement, for the validity or sufficiency of the Pledge Agreement or any agreement or assignment contained therein, for the validity of the title of the pledgor under the Pledge Agreement to the Pledged Interests, for insuring the Pledged Interests or for the payment of taxes, charges, assessments or liens upon the Pledged Interests or otherwise as to the maintenance of the Pledged Interests or any defect or deficiency as to any such matters. The Trustee hereby disclaims any representation or warranty to the present and future Holders of Notes concerning the perfection of the security interests granted under the Pledge Agreement or the value of any of the Pledged Interests.
Section 13.05Certain Rights of Trustee under the Pledge Agreement.
(a)The Trustee shall have all the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities provided in the Pledge Agreement and, additionally, shall have all the rights (including indemnification rights), benefits, privileges, protections, indemnities and immunities in its dealings under the Pledge Agreement as are provided to the Trustee under this Indenture and under applicable law, all of which are incorporated herein mutatis mutandis.
(b)Except as required or permitted by the Pledge Agreement, the Holders, by accepting a Note, acknowledge that the Trustee will not be obligated under the Pledge Agreement:
(i)to act upon directions purported to be delivered to it by any Person, except in accordance with the Pledge Agreement and this Indenture;
(ii)to foreclose upon or otherwise enforce any security interest granted pursuant to the Pledge Agreement; or
(iii)to take any other action whatsoever with regard to the Pledge Agreement (including any security interests granted thereunder) or the Pledged Interests.
(c)For the avoidance of doubt, the Trustee will have no discretion under this Indenture or the Pledge Agreement and will not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes.
(d)Other than in connection with a release of the Pledged Interests in accordance with Section 13.02, in each case that the Trustee may or is requested or required hereunder or under the Pledge Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell the Pledged Interests or otherwise to act hereunder or under the Pledge Agreement, the Trustee may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Trustee will not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Trustee requests direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Trustee will be entitled to refrain from such Action until it has received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and if requested, indemnity satisfactory to it, and the Trustee will not incur liability to any Person by reason of so refraining.
5.Notes. The Notes, with effect on and from the date hereof, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of the Notes consistent with the terms of the Indenture, as amended by this Supplemental Indenture.
6.Ratification of the Indenture; Supplemental Indenture Part of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. Upon and after the execution of this Supplemental Indenture, each reference to the Indenture or the Notes in the Indenture or the Notes shall mean and be a reference to the Indenture or the Notes as modified hereby after giving effect to this Supplemental Indenture. The rights, protections and indemnities provided to the Trustee under the Indenture shall apply to any action (or inaction) of the Trustee in connection herewith, including in connection with the execution and delivery of this Supplemental Indenture.
7.No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, partner, stockholder, officer, director, employee or controlling person in their capacity as such of the Issuers or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
8.New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
9.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page of this Supplemental Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
10.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
11.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: April 29, 2022

VICI PROPERTIES L.P.
BY: VICI PROPERTIES GP LLC, its general partner

By: /s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer

VICI NOTE CO. INC.

By: /s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer
[Signature Page to Supplemental Indenture – VICI 3.500% Notes due 2025 - VICI]

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:     /s/ Gavin Wilkinson
Authorized Signatory
[Signature Page to Supplemental Indenture – VICI 3.500% Notes due 2025 - Trustee]